SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                       SHARES PURCHASED     AVERAGE
                        DATE               SOLD(-)          PRICE(2)
 COMMON STOCK-SEQUA CORP - CLASS B
          GAMCO ASSET MANAGEMENT INC.
                      10/01/06           26,000-             *DO
                       9/15/06              100-           94.8600
                       9/12/06              300-             *DO
                       8/25/06              500-             *DO
                       8/22/06              200-           84.2800
                       8/18/06              500-           85.0000
                       8/17/06              500-           83.5600
                       8/07/06              300            82.0000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.